EXHIBIT 10.2

RF MICRO DEVICES, INC.
DIRECTOR COMPENSATION PLAN*

Equity Award Election Form

This Equity Award Election Form (the "Election") is provided to you as a non-employee member of the Board of Directors (the "Board") of RF Micro Devices, Inc. (the "Company") and a participant in the RF Micro Devices, Inc. Director Compensation Plan (the "Plan").  As a participant in the Plan, you are entitled to (i) the grant of one or more nonqualified stock options ("Options") pursuant to the terms of the Plan and the RF Micro Devices, Inc. 2006 Directors Stock Option Plan, as amended and restated effective May 7, 2009 (the "2006 Plan"), and/or (ii) the grant of one or more restricted stock units ("RSUs") under the Plan and the 2003 Stock Incentive Plan of RF Micro Devices, as amended (the "2003 Plan") (or other applicable stock plan).  Options and RSUs are referred to herein collectively as "Equity Awards."

As a participant in the Plan, you have the right to make an election regarding whether you prefer to receive any such Equity Awards granted during the fiscal year beginning March 29, 2009 and ending on April 3, 2010 (the "Plan Year") to be in the form of (i) 100% Options, (ii) 100% RSUs or (iii) 50% of the value* of such Equity Awards in the form of Options and 50% of the value* of such Equity Awards in the form of RSUs. (You should refer to the Plan for additional information regarding how the value of Equity Awards is calculated.) If you do not complete and return this Election by __________ __, 2009, you will be deemed to have elected to receive any Equity Awards to which you may be entitled during the Plan Year in the form of Options (unless the Administrator determines otherwise).

By my signature below, I acknowledge, agree and elect as follows:

1.                   I hereby elect to receive any Equity Awards which I may be granted during the Plan Year as follows (choose one):

      100% Options

      100% RSUs

      50% Options and 50% RSUs

2.                   I understand that this Election applies to any Initial Equity Awards, Annual Equity Awards, Supplemental Equity Awards and any other form of equity award that I may receive for the Plan Year (unless the Administrator determines otherwise), and that I cannot designate different Elections for different types of Equity Awards granted in a single Plan Year.

3.                   I understand that this Election is irrevocable by me unless otherwise permitted by the Administrator and that, in any event, no modification of the Election may be made once an Equity Award has been granted.

4.                   I understand that the Board of Directors, pursuant to its responsibility to establish the compensation of directors, has authority to determine the form of Equity Awards (for instance, whether they will be made in Options or RSUs), and that the Board may override any Election I have made.

This Election is made in duplicate, one executed copy of which shall be retained by the Administrator of the Plan (or its designee) and one by the participant.  This Election is subject to the terms of the Plan.

Date                                                                             Participant

Date                                                                             Representative of Administrator

*Terms not defined in this Election have the meanings given such terms in the Plan.

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